EXHIBIT 10.34

WEIGHT WATCHERS INTERNATIONAL, INC.

TERM SHEET FOR

EMPLOYEE STOCK AWARDS

FOR GOOD AND VALUABLE CONSIDERATION, Weight Watchers International, Inc., a Virginia corporation (the “Company”), hereby grants to the employee of the Company or its Affiliates as identified below (the “Employee”) (i) an Option to purchase the aggregate number of shares of Common Stock of the Company specified below (the “Option Award”) at the purchase price per share specified below (the “Exercise Price”), and/or (ii) the aggregate number of Restricted Stock Units specified below which are ultimately payable in shares of Common Stock of the Company (the “RSU Award”). The Option Award and the RSU Award are each granted upon the terms, and subject to the conditions, set forth in this Term Sheet, the Company’s stock incentive plan specified below (the “Plan”), and the Terms and Conditions for Employee Stock Awards promulgated under such Plan and as attached hereto (the “Terms and Conditions”), each hereby incorporated herein by this reference and each as amended from time to time (capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Terms and Conditions or the Plan).

Key Terms and Conditions
Name of Employee:
Grant Date:
Plan:		Weight Watchers International, Inc. 2004 Stock Incentive Plan
Aggregate Number of Shares subject to Option:
Exercise Price per Share of an Option:		US$
Aggregate Number of Restricted Stock Units:

Vesting Schedule for Option (subject to continued employment)		Vesting Schedule for Restricted Stock Units (subject to continued employment)
Date	# of Shares subject to Option	Date	# of Restricted Stock Units

Option Expiration Date:

By accepting this Term Sheet, the Employee acknowledges that he or she has received and read, and agrees that the Option and/or the Restricted Stock Units granted herein are awarded pursuant to the Plan, are subject to and qualified in their entirety by this Term Sheet, the Plan, and the Terms and Conditions, and shall be subject to the terms and conditions of this Term Sheet, the Plan and the Terms and Conditions attached hereto.

WEIGHT WATCHERS INTERNATIONAL, INC.

By:
Name:		Employee Signature
Title:	Secretary	Address:

WEIGHT WATCHERS INTERNATIONAL, INC.

TERMS AND CONDITIONS FOR

EMPLOYEE STOCK AWARDS

Weight Watchers International, Inc., a Virginia corporation (the “Company”), grants to the Employee who is identified on the Term Sheet for Employee Stock Awards provided to the Employee herewith (the “Term Sheet”) the Options and/or the Restricted Stock Units specified in the Term Sheet, upon the terms and subject to the conditions set forth in (i) the Term Sheet, (ii) the Company stock incentive plan specified in the Term Sheet (the “Plan”) and (iii) these Terms and Conditions for Employee Stock Awards promulgated under such Plan (these “Terms and Conditions”), each hereby incorporated herein by this reference and each as amended from time to time.

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Term Sheet or the Plan.

Section 1.1 – Cause

“Cause” shall mean (i) the Employee’s willful and continued failure to perform his or her material duties with respect to the Company or its Affiliates which continues beyond 10 days after a written demand for substantial performance is delivered to the Employee by the Company or its Affiliates, (ii) willful misconduct by the Employee involving dishonesty or breach of trust in connection with the Employee’s employment which results in a demonstrable injury (which is other than de minimis) to the Company or its Affiliates, (iii) conviction for any felony or any misdemeanor involving moral turpitude, or (iv) any material breach of the Employee’s restrictive covenants set forth in Section 7.10 below.

Section 1.2 – Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - Committee

“Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

Section 1.4 – Common Stock

“Common Stock” shall mean the common stock, no par value per share, of the Company.

Section 1.5 – Company

“Company” shall mean Weight Watchers International, Inc.

Section 1.6 – Expiration Date

“Expiration Date” shall mean, with respect to Options, the expiration date specified on the Term Sheet.

Section 1.7 - Grant Date

“Grant Date” shall mean the date specified on the Term Sheet on which the Option Award and/or the RSU Award were granted.

Section 1.8 - Options

“Option” or “Options” shall each mean the non-qualified stock option to purchase shares of Common Stock as granted under the Term Sheet and these Terms and Conditions in accordance with the Plan.

Section 1.9 - Permanent Disability

The Employee shall be deemed to have a “Permanent Disability” if the Employee is unable to engage in the activities required by the Employee’s job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (in each case, as determined in good faith by a majority of the Committee, which determination shall be conclusive).

Section 1.10 - Plan

“Plan” shall mean the Company’s stock incentive plan specified on the Term Sheet.

Section 1.11 - Restricted Stock Units

A “Restricted Stock Unit” represents the right to receive, upon satisfaction of the vesting conditions set forth herein, one share of Common Stock.

Section 1.12 - Retirement

“Retirement” shall mean retirement at age 60 or over after having been employed by the Company or its Affiliates for at least five years (or such lesser age or period of employment as may be approved by the Committee).

Section 1.13 - Secretary

“Secretary” shall mean the Secretary of the Company.

ARTICLE II

GRANT OF OPTIONS AND RSU AWARD

Section 2.1 - Grant of Options and Restricted Stock Units

On and as of the Grant Date, the Company irrevocably grants to the Employee an Option to purchase the number of shares of its Common Stock specified on the Term Sheet and grants to the Employee the number of Restricted Stock Units specified on the Term Sheet, each upon the terms and conditions set forth in the Term Sheet and these Terms and Conditions. The Options and the Restricted Stock Units shall vest and become non-forfeitable in accordance with Article III hereof.

Section 2.2 - Exercise Price for Options

Subject to Section 2.4 below, the exercise price of a share of Common Stock covered by an Option shall be the Exercise Price per share specified on the Term Sheet, without commission or other charge.

Section 2.3 - Consideration to the Company

In consideration of the granting of the Option Award and the RSU Award by the Company, the Employee agrees to render faithful and efficient services to the Company or its Affiliates with such duties and responsibilities as the Company or its Affiliates shall from time to time prescribe. Nothing in the Term Sheet, in these Terms and Conditions or in the Plan shall confer upon the Employee any right to continue in the employment of the Company or its Affiliates, or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to terminate the employment of the Employee at any time for any reason whatsoever, with or without Cause. Employee hereby acknowledges and agrees that neither the Company or its Affiliates nor any other Person has made any representations or promises whatsoever to the Employee concerning the Employee’s employment or continued employment by the Company or its Affiliates.

Section 2.4 - Adjustments

Subject to the provisions of the Plan, in the event that the outstanding shares of the Common Stock subject to an Option Award or an RSU Award are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, change of control, reclassification, stock split, spin-off, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such Option Award and RSU Award, including, in the case of an Option Award, the portions thereof then unexercised that shall be exercisable. Any such adjustment made by the Committee in its sole discretion and in accordance with the provisions of the Plan shall be final and binding upon the Employee, the Company and all other interested persons.

ARTICLE III

VESTING AND EXERCISABILITY

Section 3.1 - Commencement of Vesting and Exercisability

(a)                                  Option Award. Unless otherwise provided in the Term Sheet, these Terms and Conditions or the Plan, so long as the Employee continues to be employed by the Company or its Affiliates, the shares subject to the Options shall vest and become exercisable on the dates specified on, and to the extent provided by, the Option vesting schedule set forth on the Term Sheet; provided, the shares subject to the Options shall immediately vest and become exercisable as to one hundred percent (100%) of the shares of Common Stock subject to such Option immediately prior to a Change of Control (as such term is defined in the Plan) but only to the extent that the Options have not otherwise terminated or become vested.

(b)                                 RSU Award. Unless otherwise provided in the Term Sheet or these Terms and Conditions, so long as the Employee continues to be employed by the Company or its Affiliates, the Restricted Stock Units shall vest on the dates specified on, and to the extent provided by, the vesting schedule set forth on the Term Sheet; provided, the Restricted Stock Units shall immediately vest prior to the dates specified on the Term Sheet with respect to one hundred percent (100%) of the unvested Restricted Stock Units on the first to occur of (i) the occurrence of a Change of Control, (ii) the date of the Employee’s termination of employment due to the Employee’s death, and (iii) the date the Company (or any of its Affiliates, as applicable) terminates the Employee’s employment due to the Employee’s Permanent Disability (any of the foregoing including the dates specified on the Term Sheet, an “RSU Vesting Date”).

Section 3.2 - Expiration of Options and Restricted Stock Units

(a)                                  Option Award. The Options shall remain outstanding unless earlier exercised or terminated until the Expiration Date. The Employee shall cease any additional vesting in his or her Options upon any termination of his employment and the unvested portion of the Options shall be canceled without payment therefor upon any termination of his employment. Except as otherwise provided herein, the Options may not be exercised to any extent by Employee after the first to occur of the following events:

(i)                                     The Expiration Date;

(ii)                                  The first anniversary of the date of the Employee’s termination of employment by reason of death or Permanent Disability;

(iii)                               The first business day which is ninety calendar days after  termination of employment of the Employee for any reason other than for Cause, death or Permanent Disability, or Retirement; or

(iv)                              The date of an Employee’s termination of employment by the Company or its Affiliates for Cause; and

(v)                                 If the Committee so determines pursuant to the provisions of the Plan, in the event of certain business combinations. At least ten (10) days prior to the effective date of such business combination, the Committee shall give the Employee notice of such event if the Options have then neither been fully exercised nor become unexercisable under this Section 3.2.

(b)                                 RSU Award. If the Employee’s employment with the Company or its Affiliates is terminated for any reason by the Company or its Affiliates (other than due to a Permanent Disability) or by the Employee (other than due to death) prior to any RSU Vesting Date, the RSU Award shall, to the extent not then vested, be forfeited by the Employee without consideration therefor.

(c)                                  Termination of Options and unvested Restricted Stock Units upon Certain Events. If (i) the Company or its Affiliates terminates the employment of the Employee for Cause, (ii) the beneficiaries of an Employee’s Trust shall include any person or entity other than the Employee, his or her spouse or his or her lineal descendants, or (iii) the Employee shall effect a transfer of any of the Options or the Restricted Stock Units other than as permitted in these Terms and Conditions or the Plan (each, an “Event”), all Options held by the Employee or an Employee’s Trust, as the case may be, whether or not exercisable prior to such Event, and any unvested Restricted Stock Units will terminate immediately without payment therefor.

ARTICLE IV

EXERCISE OF OPTIONS AND STOCKHOLDER RIGHTS

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Employee, only he or the Trustee of an Employee’s Trust may exercise the Options or any portion thereof. After the death of the Employee, any exercisable portion of the Options may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Employee’s will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

Any exercisable portion of the Options or the entire Options, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Options or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3 - Manner of Exercise

The Options, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Options or such portion become unexercisable under Section 3.2:

(a)                                  Notice in writing signed by the Employee or the other person then entitled to exercise the Options or portion thereof, stating that the Options or portion thereof are thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)                                 Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Options or portion thereof are exercised;

(c)                                  If requested by the Committee, a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Employee or other person then entitled to exercise such Options or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “1933 Act”), and then applicable rules and regulations thereunder, and that the Employee or other person then entitled to exercise such Options or portion thereof will indemnify the Company and its Affiliates against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company or its Affiliates if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the 1933 Act and any other federal or state securities laws or regulations;

(d)                                 Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Options; and

(e)                                  In the event the Options or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Options.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of the Options does not violate the 1933 Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of the Options may bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the 1933 Act, and such registration is then effective in respect of such shares.

Section 4.4 - Conditions to Issuance of Stock Certificates

The shares of Common Stock deliverable upon the exercise of the Options, or any portion thereof, and the vesting of the Restricted Stock Units, shall be fully paid and nonassessable. The Company shall not be required to deliver any certificate or certificates for shares of stock purchased upon the exercise of the Options, or any portion thereof, or the vesting of any Restricted Stock Units prior to fulfillment of all of the following conditions:

(a)                                  The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(b)                                 The lapse of such reasonable period of time following the exercise of the Options or the vesting of the Restricted Stock Units, as applicable, as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Stockholder

(a)                                  RSU Rights. Unless otherwise set forth herein, the Employee shall receive, as soon as practicable after the applicable RSU Vesting Date (but in no event later than ten (10) business days following the RSU Vesting Date), one share of Common Stock for each vested Restricted Stock Unit that the Employee holds hereunder. Certificates for the Common Stock shall be delivered to the Employee or to the Employee’s legal guardian or representative (or if such Common Stock is evidenced by uncertificated securities registered or recorded in records maintained by or on behalf of the Company in the name of a clearing agency, the Company will cause the Common Stock to be entered in the records of such clearing agency as owned by the Employee). It shall be a condition of the obligation of the Company upon delivery of Common Stock to the Employee pursuant this Section 4.5 that the Employee pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Common Stock. The Company shall be authorized to take such action as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Common Stock otherwise deliverable to the Employee hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Employee), to satisfy the obligations for payment of the minimum amount of any such taxes. In addition, if the Company’s accountants determine that there would be no adverse accounting implications to the Company, the Employee may be permitted to elect to use Common Stock otherwise deliverable to the Employee hereunder to satisfy any such obligations, subject to such procedures as the Company’s accountants may require. Until the applicable RSU Vesting Date, a holder of a Restricted Stock Unit shall not be, nor have any of the rights or privileges of, a stockholder of the Company.

(b)                                 Dividend Equivalents for RSU Award. With respect to each cash dividend or distribution (if any) paid with respect to Common Stock to holders of record on and after the Grant Date but before the applicable RSU Vesting Date, the Company shall maintain a notional account (the “Account”) for the benefit of the Employee, in which the Company shall record the amount of each such cash dividend or distribution (if any) to which the Employee would have been entitled if the Employee had held the same number of shares of Common Stock equal to the number of Restricted Stock Units granted pursuant to the Term Sheet and these Terms and Conditions. As soon as practicable after the RSU Vesting Date (but in no event later than ten (10) business days following the RSU Vesting Date), the Employee shall, in the discretion of the Company, be paid an amount equal to the balance of the Account in (a) cash or (b) a number of shares of Common Stock equal to the quotient of (i) the balance of the Account, divided by (ii) the Fair Market Value, on the RSU Vesting Date, of one share of Common Stock. In the event the Account balance is paid in shares of Common Stock, if the calculation set forth in the preceding sentence results in fractional shares, the Company shall round such number of shares to the nearest whole number; provided, that if such number is rounded down, the Company shall pay to the Employee an amount in cash equal to the fractional shares based on the Fair Market Value thereof. In the event the Employee’s employment is terminated for any reason (other than due to death or Permanent Disability) prior to any RSU Vesting Date, the Employee shall forfeit all amounts maintained in the Account without consideration therefor.

(c)                                  Limitation on Obligations. The Company’s obligation with respect to the Restricted Stock Units granted hereunder is limited solely to the delivery to the Employee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. This RSU Award shall not be secured by any specific assets of the Company or any of its Affiliates, nor shall any assets of the Company or any of its Affiliates be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Term Sheet or these Terms and Conditions.

(d)                                 Optionholder Rights. The holder of the Options shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Options or any portion thereof unless and until certificates representing such shares shall have been issued to such holder as provided under this Article IV. As soon as practicable following the date that the Employee becomes entitled to receive the shares of Common Stock pursuant to this Article IV, certificates for the Common Stock shall be delivered to the Employee or to the Employee’s legal guardian or representative (or if such Common Stock is evidenced by uncertificated securities registered or recorded in records maintained by or on behalf of the Company in the name of a clearing agency, the Company will cause the Common Stock to be entered in the records of such clearing agency as owned by the Employee).

(e)                                  Tax Advice. The Employee is hereby advised to seek his or her own tax counsel regarding the taxation of an award of an Option and/or Restricted Stock Units made hereunder.

ARTICLE V

TRANSFERS

Section 5.1 – Representations, Warranties and Agreements

The Employee agrees and acknowledges that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of Common Stock issuable upon exercise of the Options (or any portion thereof) or the vesting of a Restricted Stock Unit unless such transfer, sale, assignment, pledge, hypothecation or other disposition is permitted pursuant to the Term Sheet and these Terms and Conditions and (i) the transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the 1933 Act, or (ii) counsel for the Employee (which counsel shall be acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the 1933 Act and (iii) if the Employee is a citizen or resident of any country other than the United States, or the Employee desires to effect any such transaction in any such country, counsel for the Employee (which counsel shall be acceptable to the Company) shall have furnished the Company with an opinion or other advice, satisfactory in form and substance to the Company, that such transaction will not violate the laws of such country.

Section 5.2 - Acknowledgement by the Company

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the 1933 Act and the Term Sheet and these Terms and Conditions and no opinion of counsel is required in connection therewith: (w) a transfer made pursuant to Article III hereof, (x) a transfer upon the death of the Employee to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, provided that such transfer is made expressly subject to the Term Sheet and these Terms and Conditions and that such transferee shall execute a Joinder (in the form attached hereto as Exhibit A), agreeing to be bound by the provisions of the Term Sheet and these Terms and Conditions and (y) a transfer made after the Grant Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Employee, his or her spouse or his or her lineal descendants (an “Employee’s Trust”), provided that such transfer is made expressly subject to the Term Sheet and these Terms and Conditions and that such transferee shall execute a Joinder (in the form attached hereto as Exhibit A), agreeing to be bound by the provisions of the Term Sheet and these Terms and Conditions. Immediately prior to any transfer to an Employee’s Trust, the Employee shall provide the Company with a copy of the instruments creating an Employee’s Trust and with the identity of the beneficiaries of such Employee’s Trust. The Employee shall notify the Company immediately prior to any change in the identity of any beneficiary of a Employee’s Trust.

Section 5.3 - Transfer Restrictions

(a)                                  Except as otherwise provided herein, neither the Options, the Restricted Stock Units nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.3 shall not prevent transfers by will or by the applicable laws of descent and distribution.

(b)                                 (i) If the Employee is a Senior Employee (and the Committee has not otherwise provided that this Section 5.3 does not apply to him or her), or (ii) in the case of an Employee who is not a Senior Employee if requested by the Committee, the Employee agrees that if shares of capital stock of the Company or any other securities of the Company that are convertible into or exchangeable or exercisable for capital stock of the Company (collectively, “Securities”) are registered pursuant to a registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) (other than a registration statement on Form S-8), the Employee will not sell or otherwise transfer any Securities of the Company from the date of filing such registration statement (or in the case of “shelf” registration statement, from the earlier of (x) the date of the initial preliminary prospectus and (y) the date of the final prospectus), until up to 90 days after the public offering date set forth in the final prospectus. For purposes of this Section 5.3, a “Senior Employee” shall mean any chief executive officer, president, chief financial officer, general counsel, corporate secretary, chief operating officer, senior vice president, vice president or their equivalents of the Company or any of its Affiliates, or any officer or employee of the Company or any of its Affiliates so designated by the Committee as a Senior Employee.

ARTICLE VI

THE COMPANY’S REPRESENTATIONS AND WARRANTIES

Section 6.1 - Authorization

The Company represents and warrants to the Employee that (i) the Term Sheet and these Terms and Conditions has been duly authorized, executed and delivered by the Company, and (ii) upon exercise of the Options (or any portion thereof) or upon the vesting of Restricted Stock Units, the Common Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

Section 6.2 - Registration

The Company shall use reasonable efforts to register the Common Stock and the Options on a Form S-8 Registration Statement or any successor to Form S-8 to the extent that such registration is then available with respect to such Common Stock and Options, and (ii) the Company will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Employee to sell his or her shares of Stock without registration under the 1933 Act within the limitations of the exemptions provided by (A) Rule 144 under the 1933 Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 6.2, the Company may deregister under Section 12 of the Act if it is then permitted to do so pursuant to the Act and the rules and regulations thereunder. Nothing in this Section 6.2 shall be deemed to limit in any manner the restrictions on sales of Common Stock contained in the Term Sheet and these Terms and Conditions.

ARTICLE VII

MISCELLANEOUS

Section 7.1 - Administration

The Committee shall have the power to interpret the Plan, the Term Sheet and these Terms and Conditions and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options or the Restricted Stock Units. In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, the Term Sheet and these Terms and Conditions.

Section 7.2 - Shares to Be Reserved

The Company shall at all times during the term of the Option Award and the RSU Award reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Term Sheet and these Terms and Conditions.

Section 7.3 - Recapitalizations, etc.

The provisions of the Term Sheet and these Terms and Conditions shall apply, to the full extent set forth herein with respect to the Option Award and the RSU Award, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company or its Affiliates (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Option Award or the RSU Award, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

Section 7.4 - State Securities Laws

The Company hereby agrees to use its best efforts to comply with all state securities or “blue sky” laws which might be applicable to the issuance of the shares underlying the Options or Restricted Stock Units to the Employee.

Section 7.5 - Binding Effect

The provisions of the Term Sheet and these Terms and Conditions shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under the Term Sheet and these Terms and Conditions, such transferee shall be deemed the Employee hereunder; provided, however, that no transferee shall derive any rights under the Term Sheet and these Terms and Conditions unless and until such transferee has delivered to the Company a Joinder (in the form attached hereto as Exhibit A) and becomes bound by the terms of the Term Sheet and these Terms and Conditions.

Section 7.6 - Miscellaneous

In the Term Sheet and these Terms and Conditions, (i) all references to “dollars” or “$” are to United States dollars and (ii) the word “or” is not exclusive. If any provision of the Term Sheet and these Terms and Conditions shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

Section 7.7 - Notices

Any notice to be given under the terms of the Term Sheet and these Terms and Conditions to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given on the Term Sheet. By a notice given pursuant to this Section 7.7, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 7.7. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 7.8 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Term Sheet and these Terms and Conditions.

Section 7.9 - Applicability of Plan

The Common Stock issued to the Employee upon exercise of the Options or the vesting of the Restricted Stock Units shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Option and any shares of Common Stock issuing upon the exercise of the Options (or any portion thereof) or the vesting of the Restricted Stock Units. In the event of any conflict between the Term Sheet and these Terms and Conditions, these Terms and Conditions shall control. In the event of any conflict between the Term Sheet or these Terms and Conditions and the Plan, the terms of the Plan shall control.

Section 7.10 - Covenant Not to Compete; Confidential Information; No Raid; Specific Performance

(a)                                  In consideration of the Company entering into the Term Sheet and these Terms and Conditions with the Employee, the Employee hereby agrees effective as of the Grant Date, for so long as the Employee is employed by the Company or one of its Affilates and for a period of one year thereafter (the “Noncompete Period”), the Employee shall not, without the Company’s prior written consent, directly or indirectly, engage in, be employed by, act as a consultant for or have a financial interest (other than an ownership position of less than 1% in any company whose shares are publicly traded or any non-voting, non-convertible debt securities in any company) in any business engaged in Company Business, or work for or provide services to any Competitor of the Company or its Affiliates, within the United States or within any foreign country in which the Company or its Affiliates (i) has an office, (ii) is or has engaged in Company Business or (iii) proposes to engage in Company Business, as of the date of the termination of the Employee’s association with the Company. For the purposes of these provisions, (A) the term “Company Business” shall mean any business related to weight loss or weight management programs, products, services and/or other similar activities; and (B) the term “Competitor” means any natural person, corporation, limited liability company, firm, organization, trust, partnership, association, joint venture, government agency or other entity (including, but not limited to, the websites and other electronic or digital media of such entities) that engages, or proposes to engage, in Company Business, including, but not limited to, (x) entities which are directly engaged in Company Business; and (y) entities which have a primary focus in broader topic areas, but who nevertheless engage in Company Business such as Unilever (Slimfast) (provided, however, only the part of such entities that are engaged in or oversee Company Business shall be deemed a “Competitor” for purposes of these provisions).

(b)                                 The Employee will not disclose or use at any time, any Confidential Information (as defined below) of which the Employee is or becomes aware, whether or not such information is developed by him or her, except (i) to the extent that such disclosure or use is directly related to and required by the Employee performance of duties, if any, assigned to the Employee by the Company or its Affiliates or (ii) pursuant to the order of any court or administrative agency. As used herein, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or its Affiliates in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) business and financial results, plans, budgets, and projections, (iv) designs, content and other creative elements associated with products and services or marketing and promotional campaigns and programs, (v) computer software, including operating systems, applications and program listings, (vi) flow charts, manuals and documentation, (vii) data bases, (viii) accounting and business methods, (ix) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (x) customers and clients and customer or client lists, (xi) other copyrightable works, (xii) all technology and trade secrets, and (xiii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public by a person or entity other than the Employee prior to the date the Employee proposes to disclose or use such information. The Employee acknowledges and agrees that all copyrights, works, inventions, innovations, improvements, developments, patents, trademarks and all similar or related information which relate to the actual or anticipated business of the Company and its subsidiaries (including its predecessors) and conceived, developed or made by the Employee while employed by the Company or its Affiliates belong to the Company. The Employee will perform all actions reasonably requested by the Company (whether during or after the Noncompete Period) to establish and confirm such ownership at the Company’s expense (including without limitation assignments, consents, powers of attorney and other instruments).

(c)                                  The Employee shall disclose promptly in writing and assign immediately, and hereby assigns to the Company, all of the Employee’s right, title and interest in and to, any original works of authorship, formulas, processes, programs, benchmarking, solutions, tools, content, databases, techniques, know-how, data, developments, innovations, inventions, improvements, trademarks, patents, copyrights or discoveries, whether or not copyrightable, patentable or otherwise legally protectible, and whether or not they exist in electronic form, print form or other tangible or intangible form of medium (hereinafter referred to collectively as “Work Product”), which the Employee makes or conceives, or first reduces to practice or learns, either solely or jointly with others, during his or her employment period with the Company or its Affiliates, through the Employee’s work with the Company or its Affiliates, or with any other person or entity pursuant to an assignment by the Company or its Affiliates. The

Employee acknowledges the special interest the Company and its Affiliates hold in its processes, techniques and technologies and agrees that such processes, techniques and technologies shall not be directly or indirectly used or distributed by the Employee for the interests of any person or entity besides the Company or its Affiliates.

(i)                                     All disclosures and assignments made pursuant to these Terms and Conditions are made without royalty or any additional consideration to the Employee other than the regular compensation paid to the Employee by the Company or its Affiliates.

(ii)                                  The Employee shall execute, acknowledge and deliver to the Company or its Affiliates all necessary documents, and shall take such other action as may be necessary to assist the Company in obtaining by statute, copyrights, patents, trademarks or other statutory or common law protections for the Work Product covered by these Terms and Conditions, vesting title and right in such copyrights, patents, trademarks and other protections in the Company and its designees. The Employee hereby agrees that the Work Product constitutes a “work made for hire” in accordance with the definition of that term under the U.S. copyright laws. The Employee shall further assist the Company or its Affiliates in every proper and reasonable way to enforce such copyrights, patents, trademarks and other protections as the Company may desire. The Employee’s obligation to deliver documents and assist the Company or its Affiliates under these Terms and Conditions applies both during and subsequent to the term of his/her employment.

(iii)                               Any Work Product which the Employee may disclose to anyone within six (6) months after the termination of his/her employment, or for which the Company or its Affiliates may file an application for copyright, patent, trademark or other statutory or common law protection within twelve (12) months after the termination of said employment, shall be presumed to have been made, conceived, first reduced to practice or learned during the term of the Employee’s employment and fully subject to the terms and conditions set forth herein; provided that if the Employee in fact, conceived any such Work Product subsequent to the termination of the employment and such Work Product is not based upon or derived from Confidential Information of the Company or its Affiliates or does not relate to the scope of work performed by the Employee pursuant to his/her employment duties with the Company or its Affiliates, then such Work Product shall belong to the Employee and shall be the Employee’s sole property. The Employee assumes the responsibility of establishing by competent legal evidence that such Work Product is not based on such Confidential Information and that the Employee conceived any such Work Product after the termination of his/her employment.

(iv)                              The Employee represents that the Work Product does not infringe any copyright, patent or other proprietary right of any person or entity.

(v)                                 Attached to and made as part of these Terms and Conditions as Exhibit B is a complete list of all Work Product, whether or not copyrighted, which has been made or conceived or first reduced to practice by the

Employee alone or jointly prior to the date of his employment with the Company or its Affiliates. Such Work Product shall be excluded from the operation of these Terms and Conditions. If there is no such list on Exhibit B, the Employee represents that no such Work Product exists at the time of execution of these Terms and Conditions.

(d)                                 Without the Company’s prior written consent, the Employee will not, during the Noncompete Period, directly or indirectly, solicit or offer employment to any person who has been employed by the Company or its Affiliates at any time during the twelve months immediately preceding such solicitation.

(e)                                  Notwithstanding clauses (a), (b), (c)  and (d) above, if at any time a court holds that the restrictions stated in such clauses (a), (b), (c) and (d) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Employee’s services are unique and because the Employee has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of these Terms and Conditions. In the event of a breach or threatened breach of these Terms and Conditions, the Company or its Affiliates or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

Section 7.11 - Amendment

The Term Sheet and these Terms and Conditions may be amended only by a writing executed by the parties hereto which specifically states that it is amending the Term Sheet or these Terms and Conditions, as applicable.

Section 7.12 - Governing Law

The Term Sheet and these Terms and Conditions shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.13 – Jurisdiction

The parties to the Term Sheet and these Terms and Conditions agree that jurisdiction and venue in any action brought by any party hereto pursuant to the Term Sheet and these Terms and Conditions shall properly lie and shall be brought in any federal or state court located in the Borough of Manhattan, City and State of New York. By execution and delivery of Term Sheet and these Terms and Conditions, each party hereto irrevocably submits to the jurisdiction of such courts for itself, himself or herself and in respect of its, his or her property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

Section 7.14 - Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 7.15 – Counterparts

The Term Sheet and these Terms and Conditions may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

Section 7.16 – Code Section 409A

If any payment of money, delivery of shares of Common Stock or other benefits due to the Employee hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payment, delivery of shares of Common Stock or other benefits shall be deferred if deferral will make such payment, delivery of shares of Common Stock or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares of Common Stock or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to the Employee, that does not cause such an accelerated or additional tax.